                                                                   Exhibit 10.33


                           SUBMISSION NOT AN OPTION


THE SUBMISSION OF THIS LEASE FOR EXAMINATION AND NEGOTIATION DOES NOT CONSTITUTE AN OFFER TO LEASE, A RESERVATION OF, OR OPTION FOR THE PREMISES AND SHALL VEST NO RIGHT IN ANY PARTY. TENANT OR ANYONE CLAIMING UNDER OR THROUGH TENANT SHALL HAVE THE RIGHTS TO THE PREMISES AS SET FORTH HEREIN AND THIS LEASE BECOMES EFFECTIVE AS A LEASE ONLY UPON EXECUTION, ACKNOWLEDGEMENT AND DELIVERY THEREOF BY LANDLORD AND TENANT, REGARDLESS OF ANY WRITTEN OR VERBAL REPRESENTATION OF ANY AGENT, MANAGER OR EMPLOYEE OF LANDLORD TO THE CONTRARY.

LANDLORD:     Zouhair Ali Hassan, as he is Trustee of
              216-218 Newbury Street Realty Trust,
              under Declaration of Trust dated May 24, 1996 recorded with Suffolk County Registry of Deeds in Book 20592, Page 119.

TENANT:       Geerlings & Wade, Inc.

PREMISES:     Approximately 1,420 rentable square feet of
              space located on the upper level retail location of the
              building located at 218 Newbury Street, Boston,
              Massachusetts
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                            GEERLINGS & WADE, INC.
                               TABLE OF CONTENTS

                                                                    Page
ARTICLE I          Basic Lease Provisions and Exhibits.............   1

ARTICLE II         Premises........................................   3

ARTICLE III        Term; Landlord's and Tenant's Work..............   3

ARTICLE IV         Rent............................................   5

ARTICLE V          Tenant's Covenants and Landlord's Obligations...   7

ARTICLE VI         Condition of Premises...........................  10

ARTICLE VII        Insurance.......................................  11

ARTICLE VIII       Casualties and Eminent Domain...................  12

ARTICLE IX         Defaults and Remedies...........................  13

ARTICLE X          Subordination...................................  15

ARTICLE XI         Miscellaneous Provisions........................  15
      11.1         Parties Bound...................................  15
      11.2         Landlord's Liabilities and Additional Rights....  16
      11.3         Covenants and Conditions........................  16
      11.4         Costs and Expenses..............................  16
      11.5         Holding Over....................................  16
      11.6         Quiet Enjoyment.................................  17
      11.7         No Brokerage....................................  17
      11.8         Certificates....................................  17
      11.9         Notices.........................................  17
      11.10        No Waiver.......................................  17
      11.11        Force Majeure...................................  17
      11.12        Recording.......................................  17
      11.13        Paragraph Headings..............................  18
      11.14        Governing Law...................................  18
      11.15        Separability; Construction and Interpretation...  18
      11.16        When Lease Becomes Binding; Entire Agreement....  18
      11.17        Execution.......................................  18

EXHIBITS
      EXHIBIT A - Plan of Premises.................................  19
      EXHIBIT B - Legal Description of Property....................  20
      EXHIBIT C - Landlord's Work..................................  21
      EXHIBIT D - Tenant's Work....................................  22
      EXHIBIT E - Rules and Regulations............................  23


                      ARTICLE 1 - BASIC LEASE PROVISIONS

     Each reference in this Lease to titles or terms contained in Article I shall be deemed to incorporate the applicable definitions or data. The Exhibits attached to this Lease are incorporated by reference.

Date of Lease:               January 20, 1998

Commencement Date:           March 20, 1998 (Sixty (60) days from Lease
                              execution date)

Rent Commencement Date:      March 20, 1998 (Same as Commencement Date)

Landlord:                    Zouhair Ali Hassan, as he is Trustee of 216-218
                             Newbury Street Realty Trust, u/d/t dated May 24,
                             1996 recorded with Suffolk County Registry of
                             Deeds in Book 20592, Page 119.

Landlord's Mailing Address:  402 Boylston Street, Boston, MA 02116

Tenant:                      Geerlings & Wade, Inc.

Tenant's Mailing Address:    c/o Gregg Kober, 960 Turnpike Street, Canton, MA
                             02021

Premises:                    Approximately 1,420 rentable square feet of space
                             located on the upper retail floor, as shown on Exhibit A attached hereto, in the building (the
                             "Building") currently containing approximately
                             9,150 rentable square feet of space located in Boston, Suffolk County, Massachusetts, with an address of 216-218 Newbury Street, and situated on the property ("Property") legally described in the metes and bounds description attached hereto as Exhibit B.

Term: Thirty-Six (36) months in addition to any partial month at the commencement of the Term, unless sooner terminated or extended as provided herein, with one (1) three (3) year option.

Permitted Use:               The sale and retail of wine, beer and wine and
                             cigar accessories and ancillary office use.

Base Rent:                   Lease Year      Annually       Monthly

                                 1          $73,840.00     $6,153.33
                                 2          $76,680.00     $6,390.00
                                 3          $78,327.20     $6,527.27

Lease Year:                  Twelve (12) month period beginning on the
                             Commencement Date and each anniversary of the Commencement Date; provided that if the Commencement Date is not the first day of the calendar month, the first Lease Year shall include the partial calendar month at the beginning of the Term and subsequent Lease Years shall commence on the anniversary of the first day of the full calendar month during the Term.


Option to Extend:            Tenant shall have the option to extend this Lease
                             for an additional three (3) year term upon written notice to Landlord on or before the first day of the sixth (6th) calendar month before the end of the initial Lease Term.

Option Rent:                 Lease Year         Annually        Monthly

                                 4             $80,684.40      $6,723.70
                                 5             $83,496.00      $6,958.00
                                 6             $86,847.20      $7,237.27

Additional Rent:             All sums, other than Base Rent, due from Tenant
                             pursuant to the terms of this Lease.

Tax Base:                    Fiscal Year ending June 30, 1997

Operating Cost Base:         Calendar Year 1997

Pro Rata Share:              Initially, Fifteen and 52/100 (15.52%) percent.
                             Tenant's share shall be determined from time to time during the Term by Landlord's architect or surveyor and shall be based on the ratio between the rentable square footage of the Premises and one-hundred (100%) percent of the rentable square footage of the space in the Building.

Utilities:                   Tenant shall have the right to use the utilities
                             which service the Premises as of the Commencement
                             Date provided all costs relating to the furnishing and use of utilities shall be paid by Tenant, including without limitation, electricity and heating, water, sewer, ventilation and air conditioning.

Security Deposit:            One (1) month's Base Rent, which amount shall
                             initially be $6,153.33 and shall be adjusted to reflect changes in Base Rent.

Permit Period:               Tenant shall have ninety (90) days following the
                             date of full execution hereof to obtain any and all necessary liquor licenses and use permits from the appropriate authorities (the "Licenses"). If Tenant is unable to obtain said Licenses within this ninety (90) day period, Tenant may request and, upon a showing that all required Licenses have been applied for and diligently pursued, shall be granted a thirty (30) days extension. If for any reason Tenant is unable to obtain the required
                             Licenses within the ninety (90) day period (or 120 day period if so extended) then Tenant may terminate this Lease in which event neither party shall have any further obligation to the other but, Landlord shall retain the Deposit as a termination fee. Notwithstanding any provisions hereof,
                             Tenant's obligation to pay rent hereunder shall commence on the Rent Commencement Date.

Broker: To be paid by Landlord and to be divided equally between Eldridge Realty and The Dartmouth Co. and to be paid as follows: (i) five (5%) percent of the Annual Rent for the first year of the Lease, and
                             (ii) four (4%) percent of the Annual Rent for each of the second and third years of the Lease. In the event the Term shall be extended as provided in
                             Section 3.2 of this Lease, Eldrige Realty and the Dartmouth Co. shall be paid a brokerage commission at the time of Tenant's notification of Lease Extension of two (2%) percent of the Annual Rent for each of the years of the extended term (the fourth, fifth, and sixth year of the Term). Provided, however, such brokerage commission shall be due and payable as provided herein only, if as and when Landlord and Tenant have executed this Lease and provided further no brokerage commission, fee or other charge shall be due for any year(s) of the Term (as the same may be extended) following Tenant's Default.


                             ARTICLE II - PREMISES

     2.1 Premises. On the terms of this lease, Landlord leases to Tenant, and Tenant accepts from Landlord, the Premises.

     2.2 Common Areas. The term "Common Areas" shall mean all areas within the Property which are available for the common use of tenants of the Property from time to time, as designated by Landlord, and which are not leased or held for the exclusive use of Tenant or other tenants including, but not limited to, sidewalks, loading areas, and corridors. Landlord may, from time to time, change the size, location, nature and use of any of the Common Areas including, without limitation, converting Common Areas into leasable area, and increasing or decreasing Common Areas and/or facilities. Tenant acknowledges that such activities may result in an inconvenience to Tenant. Tenant further acknowledges that Landlord may from time to time undertake work and/or repairs to the Property and or the Premises and that said work and/or repairs may result
in an interruption to Tenant's business.   Notwithstanding such inconvenience or
interruption, Tenant shall not be entitled to (a) any reduction in rent, or (b) damages caused by Landlord, notwithstanding any interference of Tenant's business upon the Premises or any inconvenience caused by construction work. Notwithstanding the provisions hereof, (a) Landlord shall not unreasonably interfere with Tenant's use of the Premises for the Permitted Use hereunder, and
(b) in the event Tenant shall be substantially prevented from undertaking the Permitted Use hereunder as a result of Landlord's undertaking said work or repairs to the Premises (other than work or repairs necessitated by Tenant's, Tenant's employees, licensees or invitees use of the Premises) for a period exceeding forty eight (48) business hours, Tenant shall be entitled to an abatement of Base Rent. Landlord acknowledges that Landlord shall exercise best efforts not to unreasonably interfere with Tenant's use of the Premises for the Permitted Use hereunder during the months of November and December.

        Tenant shall have the non-exclusive right (in common with other tenants, their employees, agents and invitees, and all others to whom Landlord has granted or may grant such rights) to use the Common Areas for the intended purposes, subject to reasonable rules and regulations established by Landlord from time to time. Tenant shall abide by such rules and regulations as are applicable to all tenants within the Building, shall cause others who use the Common Areas with Tenant's express or implied permission to abide by Landlord's rules and regulations, and shall not interfere with the rights of Landlord, other tenants or any other person entitled to use the Common Areas. At any time, Landlord may close any Common Area to perform any acts in the Common Area as, in Landlord's judgment, are desirable to improve the Property or to protect Landlord's rights with respect to the Property. Landlord shall maintain the Common Areas in good order, condition, replacement and repair, subject to reasonable wear and tear. Notwithstanding the provisions hereof, Landlord shall not unreasonably interfere with Tenant's use of the Premises for the Permitted Use hereunder.


               ARTICLE III - TERM; LANDLORD'S AND TENANT'S WORK

     3.1 Term. This Lease is for the Term beginning on the Commencement Date. If Landlord is unable to deliver possession on the Commencement Date, Tenant's sole remedy shall be an abatement of rent for a period of time from the Rent Commencement Date equal to the period of delay from the Commencement Date until delivery of possession of the Premises to Tenant, provided there shall be no abatement if Landlord's failure results from Tenant's acts or omissions. In the event Landlord is unable to deliver possession of the Premises to the Tenant in or within six (6) months from the Rent Commencement Date, Tenant may terminate the Lease and Landlord shall thereupon refund to Tenant the Deposit and the Landlord and Tenant shall have no further recourse to one another at law and in equity.

     3.2 Option to Terminate. Tenant acknowledges and agrees that Tenant at its sole cost and expense and using an attorney of Landlord's designation, shall promptly make application for and diligently pursue and obtain any and all licenses, permits, authorizations, including without limitation appropriate liquor licenses, (collectively, the "Licenses") from all appropriate authorities for undertaking the Permitted Use hereunder. Tenant shall have the option to terminate this lease by written notice to Landlord in the event Tenant shall not receive the Licenses in or within ninety (90) days from the date of this lease (the "Licensing Period"), in which event Landlord shall retain the Security Deposit as a termination fee and neither party hereunder shall have any further obligation to the other hereunder.

     In the event Tenant shall not have received all Licenses in or within the Licensing Period and provided Tenant has promptly applied for and diligently pursued obtaining the Licenses, as provided hereinabove, Tenant may so notify Landlord in writing and request an extension of the Licensing Period for an additional thirty (30) day period, which additional thirty (30) day period shall be granted by Landlord, provided Tenant shall not be in default of this Lease.

     3.3 Option to Extend. Tenant shall have the option to extend the Term (the "Extension Option") for one (1) three (3) year period (the "Extension Period") by giving notice to Landlord of Tenant's exercise of its Extension Option not later than the first day of the sixth (6th) calendar month prior to the expiration of the initial Term, provided that, at the time such Extension Option is exercised and at the commencement of the Extension Period, (i) Tenant shall not be in default under any of the terms of this Lease, (ii) Tenant shall not have assigned this Lease or sublet any portion of the Premises, except as permitted herein, and (iii) Tenant continues to occupy all portions of the Premises. Any failure by Tenant to give timely notice of the exercise of its Extension Option shall be deemed to be an irrevocable waiver of all right to exercise its Extension Option. All of the terms, conditions, covenants and agreements contained herein shall apply during the Extension Period, except that
(i) Base Rent for the Premises during the Extension Period shall be as set forth above as Option Rent, (ii) Landlord shall not be obligated to undertake any additional leasehold improvements or to provide any so called "free rent" or other tenant inducements, and (iii) Tenant shall have no further option to extend this Lease.

     3.4 Landlord's Work. The Premises shall be delivered "AS IS", subject to all recorded matters, all applicable zoning, and Laws and Insurance Regulations, as defined in Section 5.1(a), and Landlord shall not be required to make any repairs or replacements (hereafter jointly "Repairs") or improvements, installations, physical changes, alterations or additions (hereafter collectively "Improvements") to the Premises. Tenant acknowledges and agrees that Landlord has no work to perform in or on the Premises. Tenant further acknowledges that Tenant has inspected (or had the opportunity to inspect) the Premises, is satisfied with the condition thereof and waives any existing defects in the condition of the Premises or Property (latent or otherwise).

     3.5 Tenant's Work. Upon delivery of possession, Tenant shall (a) promptly perform Tenant's work, if any, as set forth in Exhibit D attached hereto and equip the Premises with all necessary trade fixtures and personal property, and
(b) open for business as soon after the Commencement Date as reasonably practicable. Tenant's Work shall be done in a good and workmanlike manner using first-class new materials and equipment, and in accordance with the requirements of all applicable Laws and Insurance Regulations as defined in Section 5.1 (a). If Tenant fails to commence Tenant's Work within ten (10) days after delivery of possession or commence use of the Premises for its business purposes within sixty (60) days after the Commencement Date, Landlord may terminate the Lease.

     Tenant shall not make or perform, or permit the making or performance of, any Improvements by Tenant in or about the Premises except as provided herein or as provided in Section 6.1 of this Lease. Tenant shall in no event remove, alter or deface the architectural details within the Premises, including without limitation, any fireplace mantels, moldings, paneling or carving work.


                               ARTICLE IV - RENT

     4.1 Base Rent. Tenant shall pay Base Rent monthly, in advance, commencing on the Rent Commencement Date (or for the partial month beginning on the Commencement Date if the Commencement Date is not the first day of the month) and thereafter shall pay Base Rent monthly, in advance, on the first day of each calendar month thereafter to Landlord at Landlord's Mailing Address or at such other address as Tenant shall be notified by Landlord or Landlord's agent in writing. Additional Rent, which includes Operating Cost Rent, Tax Rent and all other sums (except Base Rent) payable by Tenant, shall be paid when due. All Base Rent and Additional Rent shall be paid in lawful money of the United States. If (i) Base Rent and/or any Additional Rent is not received by Landlord within five (5) days of due date or otherwise paid by the due date, or (ii) Tenant's check is not honored, and because actual damages resulting from late payments and dishonored checks are difficult to fix, Tenant agrees to pay three (3%) percent of the amount outstanding as liquidated damages for each late payment or dishonored check. In addition, Landlord may charge interest from the initial due date at the rate of the lesser of 18% or the maximum legal rate on all amounts not paid or received by Landlord within ten (10) days of the due date. If two (2) or more of Tenant's checks are dishonored, Landlord may demand all future payments be by certified or bank check or money order. The late charge and interest payments do not modify Tenant's obligation to pay Base Rent and Additional Rent when due, nor is Landlord precluded from pursuing other remedies under the Lease or as are otherwise available.

     4.2 Net Lease. Tenant's rent payments shall be completely net to Landlord so that this Lease yields to Landlord the net annual Base Rent, and Tenant shall pay all Base Rent, Additional Rent and costs of every kind relating to the Premises without notice, demand, setoff, deduction, counterclaim, defense or abatement except as specifically provided in the Lease.

     4.3 Tax Rent. Tenant shall pay Tenant's Pro Rata Share of Taxes in excess of Tax Base ("Tax Rent"). Taxes shall include all real estate taxes, assessments, sales or use taxes, sewer entrance fees, and other public charges on or relating to the Property including, without limitation, the Building, other improvements, land and personalty, taxes or rentals, and taxes in addition to or in lieu of existing taxes, foreseen and unforeseen ordinary and extraordinary, and all costs related to attempts to secure a refund or abatement (together called "Taxes"); provided Taxes shall not include franchise, estate, inheritance, succession, transfer, income or excess profits taxes assessed on Landlord. Tenant also shall pay before the due date all taxes attributable to its signs or personal property, and all Tax increases resulting from Tenant's Improvements to the Premises.

     Tenant's Pro Rata Share shall be based upon Taxes "as abated" provided Landlord first shall receive from any Tax refund all costs of securing the refunds and, to the extent Tenant paid Taxes for which the refund was received, Tenant then shall be entitled to its Pro Rata Share of the balance. Landlord shall have sole control of all tax abatement proceedings, and the pendency of abatement proceedings or Landlord's withholding of tax payments shall not affect Tenant's obligation to pay Taxes as provided herein.

     If the Property or the Premises is not separately assessed, Landlord shall reasonably determine Tenant's Pro Rata Share of Taxes based on the assessor's worksheet and other reasonably available information.

     Tax Rent shall be paid to Landlord monthly with Base Rent in the amount which Landlord estimates, from time to time, will represent Tenant's Tax Rent. Landlord shall notify Tenant of its actual Pro Rata Share after receipt of a Tax bill, and any excess paid by Tenant shall be applied to Tenant's next Tax Rent payment or refunded, at Landlord's election, or Tenant shall pay any deficiency within 15 days of such notice.

     4.4 Operating Cost Rent. Tenant shall pay Operating Cost Rent which shall consist of Tenant's Pro Rata Share of all of the "Operating Costs" in excess of the Operating Cost Base provided that the Operating Cost Base shall not include amounts expended for work which is not performed at least on a annual basis.

        (a) "Operating Costs" include all costs and expenses of every kind and nature, except capital costs (which term shall be defined as costs for substantial and permanent increase of the value of the Property) incurred by Landlord in operating, managing, equipping, lighting, cleaning, maintaining, repairing and replacing the Premises, the Building and the Property including, without limitation, costs for janitorial service, rubbish removal, HVAC service, utilities, landscaping and snow removal; service contracts with independent contractors including, but not limited to, elevator and HVAC maintenance; management fees, wages, salaries, benefits, payroll taxes and unemployment compensation insurance for employees of Landlord or any contractor of Landlord engaged in the cleaning, operating, maintenance of security of the Property; the cost of all of Landlord's insurance, including, without limitation, casualty, liability and loss of rent insurance; and costs for work required to comply with Laws and Insurance Regulations. Operating Costs shall not include leasing commissions, advertising and promotional expenditures, legal fees and disbursements relating to leasing, and other expenses incurred in connection with leasing space in the Building; salaries for Landlord's executives above the grade of building manager; financing or ground lease expenses; real estate taxes; costs paid directly by individual tenants to suppliers including tenant electricity and telephone costs; amounts for which Landlord is otherwise reimbursed through insurance, condemnation awards, warranties or by payments from other tenants; expenditures for preparing other tenant space in the Building for occupancy; cost of utilities furnished by Landlord to other tenants' premises and paid for directly by such tenants for the premises; and the cost of any special services furnished by Landlord to any tenants of the Building for which such tenants are charged separately.

        (b) Operating Cost Rent shall be paid to Landlord monthly with Base Rent in the amount which Landlord estimates, from time to time, will represent Tenant's Operating Cost Rent. Landlord shall notify Tenant of its actual Pro Rata Share within ninety (90) days of the end of each calendar year (provided Landlord's failure to so notify Tenant shall not reduce Tenant's liability when such notice is issued), and any excess paid by Tenant shall be applied to Tenant's next Operating Cost Rent payment or refunded, at Landlord's election, or Tenant shall pay any deficiency within fifteen (15) days of such notice.

     4.5 Deposit. Tenant will pay upon execution of this Lease, and Landlord shall hold during the Term, the Deposit as security for Tenant's performance of all its Lease obligations. Landlord may apply the Deposit, or any part, to Landlord's damages arising from Tenant's default without prejudice to any other Landlord remedy. If any part of the Deposit is applied, Tenant immediately shall restore the Deposit to its original amount. Upon written request, and so long as Tenant is not then in Default, Landlord shall return the remaining Deposit to Tenant on the expiration or termination of the Term (hereafter referred to as the "end of the Term") and Tenant's surrender of possession of the Premises to Landlord. Landlord has no obligation to pay interest on the Deposit and may co-mingle the Deposit with Landlord's funds. If Landlord conveys its interest under the Lease, the Deposit, or any part not applied previously, may be turned over to the grantee in which case Tenant shall look solely to the grantee for the proper application and return of the Deposit.

     4.6 First Month's Base Rent. Tenant will pay upon the Rent Commencement Date of this Lease first month's Base Rent in the amount of $6,153.33 to be applied by Landlord as payment of Tenant's first installment of Base Rent due hereunder.


            ARTICLE V-TENANT'S COVENANTS AND LANDLORD'S OBLIGATIONS

     5.1 General Covenants. In addition to Tenant's other Lease covenants, Tenant shall, at its expense:

        (a) use the Premises solely and continuously for the Permitted Use and for no other purpose, procure all required licenses and permits, and not use the Premises or Property in violation of any laws, ordinances, orders or regulations of any public authority or of any insurer, Board of Fire Underwriters, or similar insurance rating bureau having jurisdiction over the Premises (hereafter collectively "Laws and Insurance Regulations"), or in a manner which may be injurious to or adversely affect the general character of the Property and not conduct any auction, bankruptcy or similar sale thereon;

        (b) comply with Landlord's sign criteria, if any, and sign criteria imposed by applicable governmental authorities (it being Landlord's and Tenant's agreement that Tenant shall be solely responsible for obtaining any and all approvals for signage from Landlord and applicable governmental authorities, installation of said signs and the expense of same);

        (c) pay, as they become due, all charges for utilities for the Premises and contract for same in Tenant's name;

        (d) keep the Premises in a neat, clean, sanitary condition and in good order and repair (making replacements as necessary) including, without limitation, doors, windows, plumbing, electrical, sewage, mechanical, air conditioning (including without limitation, the air conditioning compressors; the Landlord hereby representing that as of the date hereof said air conditioning compressors are in good working order), ventilating and heating equipment; and all fixtures and equipment appurtenant to the Premises; replace broken glass with the same quality glass; paint and refurbish the Premises and restore or replace the floor covering at reasonable intervals, and in any event at such times as may reasonably be required to keep the Premises attractive in appearance; not overload, damage or deface the Premises; and properly store and dispose of all trash using services (if any) designated by Landlord;

        (e) make Improvements and Repairs of whatever nature required by Laws and Insurance Regulations, except that Tenant shall not be required to make any structural Improvements, unless required as a result of Tenant's Improvements (including Tenant's Work) to or use of the Premises;

        (f) pay for all repairs and replacements to the Premises, the Building and the Property required by Tenant's misuse or negligence;

        (g) keep and maintain the HVAC System serving the Premises in good working order, condition and repair (including replacement of parts and equipment, if necessary) (the Landlord represents as of the date of this lease that the HVAC unit serving the Premises is in good working condition);

        (h) remove snow and ice from the walkways and steps serving the Premises during Tenant's business hours (or if greater, during hours in which Tenant's employees, licensees or invitees occupy the Premises);

        (i) not act in any manner which prevents Landlord or Tenant from obtaining, or makes void or voidable, any insurance, or creates extra premiums for or increases the rate of, insurance, and if Tenant causes extra premiums or increased rates, Tenant will pay the increased costs to Landlord upon demand (the Landlord acknowledges to Tenant that the Permitted Use shall not make Landlord's existing insurance void or voidable or cause extra or increased premiums or rates for said insurance);

        (j) not act in any manner which prevents Landlord or Tenant from obtaining, or causes the revocation of, any government license, permit, or authority, and if as a direct or indirect result of Tenant's business an addition to or change in the same is required by Laws or Insurance Regulations, Tenant shall pay for the addition or change;

        (k) not assign, sublet, mortgage, license, transfer or encumber this Lease of the Premises in whole or in part, whether by changes in the ownership or control of any entity which is Tenant, or any direct or indirect owner of Tenant, whether at one time or at intervals, by sale or transfer of more than four (4%) of Tenant's stock, partnership or beneficial interest, operation of law or otherwise ("Transfer"), except as provided in Section 5.2. hereinbelow, and any purported Transfer shall be void and confer no rights upon any third person, provided that if there is a Transfer, Landlord may collect rent from the transferee without waiving the prohibition against Transfers, accepting the transferee, or releasing Tenant from full performance under this Lease, and Landlord shall have the right to terminate this Lease on 30 days written notice within 60 days after written notice from Tenant to Landlord of any Transfer, or within 1 year after Landlord first learns of the Transfer if no notice is given; and

        (l) abide by reasonable rules and regulations made by Landlord from time to time. Attached hereto as Exhibit E are rules and regulations currently in effect.

    5.2. Permitted Assignment. Notwithstanding the provisions of Section 5.1 of this Lease, Tenant may assign or in any manner transfer this Lease or any estate or interest therein with Landlord's written consent, which written consent shall not be unreasonably withheld or denied, subject to the following conditions:

        (a) Tenant shall no less than thirty (30) days prior to the effective date of such assignment provide Landlord with written request for consent to same ("Notice") and deliver to Landlord therewith, the assignee's name, address and contact person, a description of assignee's business and copies of financial statements for the proposed assignee in form reasonably satisfactory to Landlord, and such other documentation reasonably required by Landlord.

        (b) Landlord may terminate the Lease by written notice to Tenant within ten (10) days of Notice in which case the Lease shall terminate automatically ten (10) days thereafter and thereupon Tenant shall deliver the Premises as required pursuant to Section 6.2 of this Lease.

        (c) The proposed assignee shall be engaged in a business of similar type and quality to that of Tenant's, shall use the Premises for the Permitted Use hereunder only and shall be of no less financial condition than Tenant.

        (d) Tenant shall reimburse Landlord, any expense (including without limitation attorneys' fees) incurred by Landlord in connection with the Notice or any assignment hereunder.

     Landlord's written consent to any one assignment as provided hereunder, shall not be a waiver of Tenant's (or any assignee of Tenant's) obligation thereafter to receive Landlord's written consent to same as provided hereunder for each subsequent assignment.

     Following any permitted assignment hereunder and notwithstanding Landlord's written consent to such assignment, Tenant shall remain liable for all Tenant's obligations pursuant to this Lease.

    5.3. Landlord's Obligations. Landlord agrees to keep the Building and the Property, including the roof, exterior and structural portions of the Building, the exterior faces of exterior walls, windows, the common stairways and stairwells, the elevator and elevator walls, fan rooms, electric and telephone closets, janitor closets and pipes, ducts, conduits, wires and appurtenant fixtures and other mechanical equipment serving the Building in common, in good order serviceable condition and repair, reasonable wear and tear excepted, subject to fire or other casualty, eminent domain and other events beyond Landlord's reasonable control.

     5.3(b) Landlord's Waiver. Landlord agrees to deliver to Tenant with delivery of this executed Lease a Landlord's Waiver in form attached hereto as Exhibit F

     5.4.   Environmental Covenants.

        (a) Definition. As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or including in the definition of "hazardous substances," "hazardous wastes," "infectious wastes," "hazardous materials" or "toxic substances" now or subsequently regulated under any federal, state or local laws, regulations or ordinances including, without limitation, oil, petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCB's and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons.

        (b) General Prohibition. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated, discharged, released, spilled or disposed of on, in, under or about the Premises by Tenant, its affiliates, agents, employees, contractors, sublessee's, assignees or invitees. Tenant shall indemnify, defend and hold Landlord harmless from and against any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings, and orders or judgements arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages), expenses (including, without limitation attorneys', consultants' and experts' fees, court costs and amounts paid in settlement of any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, or contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or losses arising from a breach of this prohibition by Tenant, its affiliates, agents, employees, contractors, sublessees, assignees or invitees.

        (c) Notice. In the event that Hazardous Materials are discovered upon, in, or under the Premises, and any governmental agency or entity having jurisdiction over the Premises requires the removal of such Hazardous Materials, Tenant shall be responsible for removing those Hazardous Materials arising out of or related to the use or occupancy of the Premises by Tenant or its affiliates, agents, employees, contractors, sublessees, assignees or invitees but not those of its predecessors. Notwithstanding the foregoing, Tenant shall not take any remedial action in or about the Premises without first notifying Landlord of Tenant's intention to do so and affording Landlord the opportunity to protect Landlord's interest with respect thereto. Tenant immediately shall notify Landlord in writing of: (i) any spill, release, discharge or disposal of any Hazardous Material in, on or under the Premises, the Property or any portion thereof, (ii) any enforcement, clean-up, removal or other governmental or regulatory action instituted, contemplated, or threatened (if Tenant has notice thereof) pursuant to any Hazardous Material Laws; (iii) any claim made or threatened by any person against Tenant, the Premises, relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (iv) any reports made to any governmental agency or entity arising out of or in connection with any Hazardous Materials in, on under or about or removed from the Premises, including any complaints, notices, warnings reports or asserted violations in connection therewith. Tenant also shall supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises, the Property or Tenant's use or occupancy thereof.

        (d) Survival. The respective rights and obligations of Landlord and Tenant under this subsection shall survive the expiration or earlier termination of this Lease.


                      ARTICLE VI - CONDITION OF PREMISES

     6.1 Improvements. Tenant may not make structural or non-structural Improvements to the Premises without Landlord's prior written consent which consent may be withheld or denied by Landlord at Landlord's sole discretion with or without reason. At the end of the Term, except to the extent Tenant is directed by Landlord to remove any Improvements and to repair damage relating to such removal, the Premises shall remain in the altered condition with all Improvements.

        All work by Tenant shall be done at Tenant's own cost, in a good and workmanlike manner, using first-class materials and in accordance with all Laws and Insurance Regulations, and any work which affects the structure of the Building or the Building systems shall be performed so as not, in Landlord's sole judgment, to adversely affect same. Tenant shall pay when due all charges for labor and materials in connection with any work on the Premises.

     6.2 Fixtures: Yield-Up. Except as Landlord directs in writing, Tenant shall remove its goods, effects, signs and trade fixtures, and peaceably yield-up the Premises, broom-clean and in good order, repair and condition at the end of the Term, with all Repairs, including painting and patching to the Premises required by such removal, having been made and all utility lines left exposed or unconnected having been capped. If Tenant fails to remove its property or to make the Repairs by the end of the Term, Landlord may remove and store Tenant's property in a public warehouse at Tenant's expense or sell same at public auction, and make the Repairs, and Tenant promptly shall reimburse Landlord for its costs.

     6.3 Mechanic's Lien. Tenant shall immediately discharge (by payment, filing of bonds or otherwise) any mechanic's, materialmen's or other lien against the Premises and/or Landlord's interest therein arising out of any payment due, or purported to be due, for any labor, services, materials, supplies, or equipment alleged to have been furnished to or for Tenant.


                            ARTICLE VII - INSURANCE

     7.1 Insurance. Tenant shall maintain, at its sole expense, coverages in the following amounts, and such additional types and amounts of insurance as Landlord may reasonably require including the following coverages:

        (a) Comprehensive General Liability Insurance covering the insured against claims of Bodily Injury, Personal Injury and Property Damage arising out of Tenant's operations, assumed liabilities or use of the Property and the Premises, including the performance by Tenant of the indemnity agreements set forth in Section 7.4 of this Lease, for limits of liability not less than: (i) Bodily Injury and Property Damage Liability $2,000,000 Each Occurrence and $2,000,000 Annual Aggregate and (ii) Personal Injury Liability $2,000,000 Each Occurrence and $2,000,000 Annual Aggregate, or combined single limit coverage of $2,000,000 or in such higher limits as may be reasonably required by Landlord based upon inflation, increased liability awards, recommendations of Landlord's professional insurance advisors and other relevant factors or any Mortgagee, as hereinafter defined. Liability policies obtained should be extended to include Contractual Liability, Personal Advertising Injury, Products/Completed Operations, Host or Full Liquor Liability and Fire Legal Liability.

        (b) Property Damage Insurance covering (i) all trade fixtures, merchandise, furnishings, equipment, plate glass, if any, signs and personal property and all other items of Tenant's property and Tenant's customer's property on the Premises installed by, for, or at the expense of Tenant, (ii) all Tenant improvements, and (iii) all other improvements, alterations and additions to the Premises. Such insurance shall be written on an "all risks" of physical loss or damage basis, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance, and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake coverage.

        (c) Worker's Compensation/Employer's Liability Insurance. If the nature of Tenant's use of the Premises requires that any or all of its employees be provided coverage under State Worker's Compensation Insurance or similar statutes, Tenant shall keep in force Worker's Compensation Insurance sufficient to cover all employees.

        Landlord and Tenant acknowledge that insurance markets experience rapid changes, and that insurance in the form and amounts described in this Lease may not be available in the future. Therefore, if Tenant is unable to maintain the insurance required under this Lease, Tenant shall remain obligated to maintain insurance coverage which is customary and commercially reasonable in the insurance industry for Tenant's type of business, as that coverage may change from time to time. Landlord makes no representation as to the adequacy of any insurance required under this Lease and, as a result, Tenant shall obtain any such additional insurance which Landlord deems necessary to protect Landlord and Tenant. The amount and coverage of Tenant's insurance shall not limit Tenant's liability nor relieve Tenant of any obligation under this Lease.

     7.2 Tenant's Risk. Except as modified by statute, all merchandise, furniture, fixtures and property which may be on or about the Premises, Building or Property shall be at the sole risk and hazard of Tenant, and if the whole or any part of the Premises, Building or Property is destroyed or damaged by any cause whatsoever, no part of such loss or damage will be charged to Landlord.

     7.3 General Requirements. All insurance policies shall be with companies qualified to do business in the state in which the Premises are located and acceptable to Landlord (or having a Best's Key Rating of A:XII or better), and shall name Landlord, and if Landlord so requests, Landlord's mortgagee(s) (singlely and collectively, "Mortgagee") and any other party, as insured parties on casualty policies and additional named insureds on liability policies. In addition, all liability insurance obtained by Tenant shall be (a) primary insurance as to all claims thereunder and provide that any insurance carried by landlord is not excess and is non-contributing with any insurance of Tenant; (b) contain cross liability endorsements or severability of interest clause acceptable to Landlord; (c) be written on an occurrence basis; and (d) specifically cover the liability assumed by Tenant under this Lease including, but not limited to, Tenant's obligations under Section 7.4. Tenant shall deliver a copy of the policies or certificates of all insurance to Landlord prior to the earlier of entry on the Premises or the Commencement Date, and copies of the new policies or new certificates not later than 30 days prior to the expiration of each policy. Each policy shall provide (and the certificate shall evidence) that it will not expire, or be cancelled or modified without 30 days prior written notice to Landlord and, if Landlord requests, to Mortgagee. If Tenant fails to deliver a policy or certificate to Landlord as required or if any policy is cancelled or modified during the term without Landlord's consent, Landlord may obtain such insurance on behalf of Tenant in which case Tenant shall reimburse Landlord, as additional rent, for the cost of such insurance plus interest at the rate set forth in Section 4.1 within fifteen (15) days after receipt of a statement indicating the cost of such insurance. Tenant shall have Landlord named as additional insured with respect to the Property.

     7.4 Indemnity. Tenant shall save Landlord harmless, and shall exonerate and indemnify Landlord from all claims, liabilities, penalties and expenses arising
(a) in connection with death, injury and/or property damage on or related to the Premises which Tenant acknowledges are, subject to the terms of the Lease, under Tenant's exclusive or substantial control, charge, custody and possession, or
(b) anywhere if caused wholly or in part by any act or omission of Tenant, its officers, agents, employees, other occupants of the Premises or Tenant's invitees, except in all cases to the extent that such death, injury and/or property damage is caused wholly by the willful misconduct or gross negligence of Landlord, its agents or employees.

     7.5 Landlord's Insurance. Landlord acknowledges that Landlord currently maintains insurance coverage upon the Building and the Property. Landlord shall continue throughout the lease term to maintain such insurance in coverage amounts no less than currently existing.


                 ARTICLE VIII - CASUALTIES AND EMINENT DOMAIN

     8.1 Damage. If the Premises become untenantable in whole or part because of fire or other casualty covered by insurance, or as the result of taking of, or damage to, the Premises or the Building as a result of the exercise of any power of eminent domain, condemnation, or purchase under threat or in lieu thereof ("Taking"), then unless the Lease is terminated in accordance with Section 8.2, Landlord, with reasonable dispatch (but subject to delays for adjustment of insurance proceeds and causes beyond Landlord's reasonable control), shall repair the damage so that the Premises are in substantially the same condition as on delivery of possession subject to rights of Mortgagee, zoning laws, and building codes then in existence, and provided Landlord shall not be required to expend more than the net insurance proceeds landlord receives for damage to the Premises or the net Taking award attributable to the Premises. "Net" means the insurance proceeds or award less all costs and expenses, including adjustors and attorney's fees, of obtaining the same. Notwithstanding the foregoing to the contrary, (a) Tenant shall be required to pay to landlord the amount of any deductible under Landlord's insurance policy if the casualty is the result of the acts or omissions of Tenant, its subtenants, assignees or the employee, agents, or visitors of any such parties and (b) Landlord shall have the right to require Tenant to perform all or any portion of the non-structural repair which Landlord would otherwise make and Landlord shall reimburse Tenant for the cost thereof. Tenant immediately shall give written notice to Landlord of any damage to the Premises.

     8.2 Termination Rights.

        (a) If any of the Premises or Building are damaged to the extent of 10% or more of its insurable value, or by a risk not covered by Landlord's insurance, or the cost of repair would exceed $100,000.00, or the damage is of a character that it cannot reasonably be repaired within sixty (60) days of the date on which repair work commences,

        (b) If 25% or more of either (i) the floor area of the Building, or (ii) the land which constitutes the Premises is taken by a Taking, Landlord may elect to terminate this Lease by written notice to Tenant within 30 days after the damage or within 6 months of the date on which the condemning authority has the right to possession ("Taking Date") in which case the Lease shall terminate as of the Taking Date. If the entire Premises are taken by eminent domain, except for temporary use, this Lease shall terminate automatically as of the Taking Date.

        (c) If 25% or more of the Premises or full access thereto is taken by a Taking, Tenant may elect to terminate this Lease by written notice to Landlord within 30 days after the damage or within 6 months of the Taking Date in which case the Lease shall terminate as of the Taking Date.

     8.3 Abatement. If a portion of the Premises is damaged or taken by a Taking, except for temporary use, and this Lease is not terminated, the Base Rent and Tenant's Pro Rata Share shall be reduced proportionately based on the area of the Premises damaged and therefore not used by Tenant or taken by a Taking until the earlier of when Landlord's Repairs to the Premises are completed or Tenant begins using the damaged area.

     8.4 Taking for Temporary Use. If the Premises is taken by a Taking for temporary use, this Lease and Tenant's obligations shall continue, except to the extent the Taking renders compliance impossible or impracticable.

     8.5 Disposition of Awards. Except for any separate award for Tenant's movable trade fixtures or relocation expenses which does not reduce Landlord's award, all Taking awards to Landlord or Tenant shall be Landlord's property without Tenant's participation. Tenant assigns to Landlord Tenant's share of such award, waives any rights with respect to the loss of its leasehold interest and the Premises, and agrees to execute such instruments as may be necessary to confirm the assignment and to deliver to Landlord any such award recovered by Tenant except the separate award described above.


                      ARTICLE IX - DEFAULTS AND REMEDIES

     9.1 Tenant's Default. The following conditions shall be considered a "Default" by Tenant:

        (a) failure to pay Base Rent, Additional Rent, or any other charge within 10 business days of due date; or

        (b) Tenant's leasehold estate is taken by execution or other process of law; or Tenant is liquidated, dissolved, commits an act of bankruptcy, is declared bankrupt or insolvent according to law or admits in writing its inability to pay debts generally as they become due, or an assignment of Tenant's property is made for the benefit of creditors or a receiver, guardian, conservator, trustee or assignee, or any other similar officer or person is appointed to take charge of any part of Tenant's property; or any reorganization or similar proceedings are commenced by or against Tenant under any bankruptcy or insolvency law and not dismissed within 30 days from its commencement; or any court enters an order providing for the modification of rights of Tenant's creditors; or

        (c) vacating of the Premises or closing for business for an aggregate period during the Term exceeding 30 days except for fires and unavoidable casualties; or

        (d) a Transfer without Landlord's prior written consent; or

        (e) failure to perform or observe any other Lease term or covenant for a period of 30 days after notice, or if same shall reasonably take longer than 30 days, if Tenant fails to commence same promptly and to complete same with due diligence; or

        If Tenant Defaults, Landlord may at any time until the Default is cured either (1) terminate this Lease by written notice effective on the date of the notice or on any date specified in the notice, or (2) without demand or notice, re-enter, take possession and repossess the Premises and, with a court order and at Tenant's risk, expel Tenant and those claiming under Tenant and remove, store and sell their effects at public auction, all without prejudice to any remedies for arrearages or preceding Defaults. The net proceeds of any sale shall be applied to sums due to Landlord from Tenant and the balance paid to Tenant. Tenant waives all statutory rights (including rights of redemption) to the extent such rights may be lawfully waived. With or without terminating this Lease, Landlord may re-let all or any part of the Premises from time to time for periods (even if beyond the Term of this Lease), at such rental, and upon the terms and conditions as Landlord deems advisable, and may make Improvements and Repairs to the Premises. No re-entry or taking of possession by Landlord shall terminate this Lease unless Landlord gives a written notice of such intention to Tenant or a court of competent jurisdiction terminates the Lease, nor shall Landlord's right to re-let constitute an obligation to re-let or to mitigate damages. Notwithstanding the Landlord's rights pursuant to the prior sentence hereof, the Landlord shall not undertake sale of any collateral described in that certain Security Agreement dated January 4, 1994 by and between Tenant and The First National Bank of Boston until such time as said Security Agreement shall no longer be in full force and effect.

     9.2 Damages. Tenant's liability and obligations under this Lease shall survive termination or repossession, and Tenant shall pay as current damages the Base Rent, Additional Rent, and other sums up to what would have been the end of the Term in the absence of the termination or repossession, with a credit for the net proceeds, if any, Landlord receives from any reletting of the Premises, after deducting all of Landlord's expenses in connection with the reletting including, without limitation, expenses of preparing the Premises for the reletting. Tenant shall pay the current damages to Landlord on the days Base Rent would have been payable if not for the termination or repossession. In addition, and notwithstanding any Lease provision or the termination of this Lease, Tenant shall reimburse Landlord for any free rent and construction allowance, and all expenses and liabilities incurred by Landlord in connection with Tenant's Default including brokerage commissions, reasonable attorney's fees and alteration costs.

     After any termination or repossession, whether or not Landlord has collected any current damages, Tenant shall pay to Landlord, at Landlord's option and on demand, liquidated final damages in lieu of all current damages beyond the date final damages are paid. The final damages shall be the amount by which (i) all rent and other charges which would be payable from the date to which Tenant paid current damages through what would have been the unexpired Term exceeds (ii) the then fair net rental value of the Premises for the same period. If any law validly limits the amount of final liquidated damages to less than described above, Landlord shall be entitled to the maximum amount legally allowed. For purposes of this Section, the rent is Tenant's highest total Base Rent and Additional Rent due for any 12 month period preceding the termination or repossession.

     9.3 Landlord's Self Help. If Tenant Defaults, Landlord may, at its option, without waiving its right to terminate this Lease or its claim for damages, cure the Default, and Tenant shall reimburse Landlord for any amount paid or contractual liability incurred by Landlord in doing so; provided Landlord may immediately cure any Default or failure by Tenant to perform any Lease obligation if the cure or performance is reasonably necessary to protect the Premises or Landlord's interests, or to prevent injury or damage to persons or property. If Tenant fails to reimburse Landlord upon demand, such amount shall be added to the next payment of rent due without further notice.

     9.4 Landlord's Default. Landlord shall not be deemed to be in default hereunder unless its default continues for 30 days, or such additional time as is reasonably required to correct its default, after Tenant has given written notice to Landlord specifying the nature of the alleged default.


                           ARTICLE X - SUBORDINATION

     10.1 Subordination. Tenant's rights and interests under this Lease shall be (i) subject and subordinate to any existing or future mortgages, deeds of trust, overlease, or similar instruments covering the Premises and to all advances, modifications, renewals, replacements, and extensions ("Mortgages") provided that Tenant's rights hereunder shall not be disturbed except in the event of Tenant's Default hereunder, or (ii) if any Mortgagee of Landlord, Landlord's successors and/or assigns, elects, prior to the lien of any present or future Mortgagee. Tenant further shall attorn to and recognize any successor landlord, whether through foreclosure or otherwise, as if the successor landlord were the originally named Landlord. Provided Landlord shall give to Tenant the name and address of Mortgagee, Tenant concurrently shall give Mortgagee the same notices given to Landlord, and Mortgagee shall have the same opportunity and rights to cure as are available to Landlord to cure a default provided Mortgagee shall have an additional thirty (30) days after the expiration of Landlord's cure period within which to commence a cure or such longer period as may be reasonably necessary including, without limitation, any period of time reasonably required for the Mortgagee to obtain possession of the Property or the Premises from Landlord. Although this Section shall be self-executing and no further instrument shall be necessary, Tenant shall execute and deliver any instruments Landlord reasonably requires for the above purposes. An assignment of lease or similar document shall not result in the assignee having any liability until the assignee takes possession.

     10.2 Request by Mortgagee. If a Mortgagee or prospective Mortgagee requests any Lease modifications which do not have a material adverse effect on Tenant's rights Tenant will enter into a written modification agreement in recordable form (which shall have the same force as a Lease amendment) if the Mortgagee forecloses or takes similar action. The modification shall not affect the length of the Term or the size, use, Base Rent, Additional Rent, or location of the Premises.


                     ARTICLE XI - MISCELLANEOUS PROVISIONS

     11.1 Parties Bound. Except as otherwise provided, the Lease agreements and conditions to be performed and observed by Landlord or Tenant shall bind and inure to the heirs, legal representatives, successors and assigns of each, provided no reference to Tenant's successors and assigns will constitute a consent to a Transfer by Tenant. If Tenant consists of more than one person or entity, or if there is a guarantor, then all such person, entities and guarantors shall be jointly and severally liable and the word "Tenant," as used in this Lease, including Article IX, includes such person, entities, and guarantors. The word "Landlord" means only the owner, or the lessee if this Lease becomes subject to an overlease, or the Mortgagee in possession of the Premises, for the time being, so that if the Premises is sold, a Mortgagee takes possession, or another becomes landlord, all prior landlords, including Landlord, automatically shall be entirely relieved of all landlord covenants and obligations accruing thereafter. If the entity which holds Landlord's interest in this Lease is a trust, then the Landlord obligations shall be binding upon the trustees of said trust, as trustees and not individually, and not upon the trust estate.

     11.2 Landlord's Liabilities and Additional Rights.

        (a) Landlord shall have no obligations or liability with respect to or in any way connected with the Premises or the Building, or services to be provided from same, except to the extent, if any, specifically set forth in the Lease. Landlord shall not be deemed to have committed a breach of any repair obligations unless it makes repairs negligently or fails to commence repairs within a reasonable time after Landlord receives notice from Tenant, and Landlord's liability in any case shall be limited to the cost of making the required repairs.

        (b) Landlord shall not be liable for indirect or consequential damages for any reason, or for any inconvenience, interruption or consequences resulting from the failure of utilities or any service, making repairs, improvements or resulting from leaks of steam, gas, electricity, water, or any other substance from pipes, wires or other conduits, or from the bursting or stoppage thereof, or from leaks of water, snow, or rain from the plumbing, roof, or for wetness or dampness for any reason.

        (c) Tenant agrees for itself and each succeeding holder of Tenant's interest, or any portion thereof, that any judgment, decree or award obtained against Landlord, or any succeeding owner of Landlord's interest, which is related to this Lease or the Premises, whether at law or in equity, shall be satisfied out of Landlord's equity in the Premises, and further agrees to look only to such assets and to no other assets of Landlord for satisfaction. In no event shall Tenant have the right to deduct any amount allegedly owed to Tenant from any rent or other sums payable to Landlord hereunder, Tenant's sole remedy being an independent action against Landlord for such claim.

        (d) Landlord reserves the right at any time or times during the Term and without charge, abatement or reduction in rent (i) to examine and to show the Premises at reasonable times; (ii) to put up "For Sale" or "For Rent" signs, which signs Tenant shall not move, remove, block or otherwise interfere with;
(iii) to perform such work as may be required by this Lease, any public authority, or to facilitate making repairs or improvements to the Building, the Property or any portion thereof, provided that unless any such work is of an emergency nature, Landlord shall give reasonable notice and shall use reasonable efforts to minimize interference with Tenant's operations; (iv) to make repairs which Tenant fails to make promptly; and (v) to enter upon, and use portions of, the Premises for the foregoing purposes.


     11.3 Covenants and Conditions. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition.

     11.4 Costs and Expenses. Acts to be done by Tenant pursuant to this Lease shall be at the cost and expense of Tenant unless a contrary intent is expressed. In addition, Tenant shall reimburse Landlord for any costs or expenses incurred in connection with enforcement of this Lease by Landlord.

     11.5 Holding Over. If Tenant or anyone claiming under it holds over after end of the Term, the party shall, prior to Landlord's acceptance of rent, be a tenant at sufferance, and, after Landlord's acceptance of rent and after Landlord's reasonable notice to Tenant of Landlord's intent to change the holdover rent, be a tenant at will subject to the provisions of this Lease insofar as the same may be made applicable to a tenancy at will; provided that Tenant shall pay Base Rent for the period of such tenancy at the greater of twice the highest rate of Base Rent payable during the Term or market rent, Landlord shall have the right to extend the Term for up to 1 year by written notice to Tenant, and, in addition, Tenant shall be liable for all damages incurred by Landlord (including consequential damages) as a result of the holding over.

     11.6 Quiet Enjoyment. Provided Tenant timely pays all rent and performs and observe the terms, conditions and covenants of the Lease, Tenant may peaceably and quietly have, hold and enjoy the Premises as provided in the Lease, without hindrance or molestation from Landlord or anyone claiming legally under Landlord, subject to the terms of this Lease and any instruments having priority.

     11.7 No Brokerage. Tenant warrants and represents that it has dealt with no broker in connection with this Lease except the Broker (if any). Landlord and Tenant agree to defend and indemnify the other against any brokerage claims related to this Lease other than by the Broker.

     11.8 Certificates. Within 10 days after Landlord's request, Tenant shall deliver to Landlord or to any prospective Mortgagee or purchaser (a) an estoppel certificate in recordable form stating such information as Landlord reasonably requests, and the certificate shall be binding on Tenant, and (b) such financial statement as Landlord reasonably requires to verify the net worth of Tenant or any Transferee or Guarantor of Tenant, and Tenant represents and warrants that each such financial statement shall be true and accurate as of the date thereof. All financial statements shall be confidential and shall be used only for the purposes relating to this Lease or the Property.

     11.9 Notices. Any notice, consent, or other communication relating to this Lease shall be given in writing and by hand, by registered or certified mail or overnight express mail such as "Federal Express," postage or charges prepaid, to the other party's Notice Address or for Tenant to the Premises, to such other address or addresses as may be designated by the party by notice, and if to a Mortgagee, to such address as the Mortgagee shall designate.

     11.10 No Waiver. Landlord's failure to complain of any Tenant act or omission, no matter how long it continues, shall not be deemed a waiver of any of Landlord's rights. Landlord's waiver, express or implied, of any breach of this Lease shall not be deemed a waiver of a breach of any other provision or a consent to any subsequent breach of the same or any other provision. Landlord's consent to or approval of any action on one occasion shall not be deemed a consent to or approval of any other action or to such action on any subsequent occasion. Tenant's payment or Landlord's acceptance of a lesser amount than is due from Tenant to Landlord shall not be deemed anything but payment on account and Landlord's acceptance of a check for a lesser amount with an endorsement of statement thereon or upon a letter accompanying the check that the lesser amount is payment in full shall not be deemed an accord and satisfaction, and Landlord may accept the check without prejudice to recover the balance due or pursue any other remedy. All of Landlord's rights and remedies under this Lease or by operation of law, either at law or in equity, for any breach shall be distinct, separate, cumulative and non-exclusive and shall not be deemed inconsistent with each other.

     11.11 Force Majeure. If Landlord's or Tenant's performance of any act (other than Tenant's payment of Rent hereunder) is delayed, or prevented because of strikes, lockouts, labor troubles, inability to procure materials, power failures, restrictive Laws, riots, insurrection, war, collection of insurance proceeds or taking awards or other causes beyond Landlord's or Tenant's reasonable control, then that party's performance shall be excused for the period of the delay and any time period shall be extended for an equivalent period.

     11.12 Recording. Tenant shall not record this Lease, but may record a memorandum in form acceptable to Landlord hereof. Any breach of this covenant shall cause this Lease to terminate automatically, if Landlord so elects in writing. Notwithstanding the provisions hereof, the Tenant shall be permitted to file a copy of this Lease with the Securities and Exchange Commission as may be required by governmental laws or regulations.

     11.13 Paragraph Headings. All paragraph headings are for convenience and reference only, and shall not be held to explain, modify, amplify or aid in the construction, interpretation or meaning of the provisions of this Lease.

     11.14 Governing Law. This Lease shall be governed by the laws of the state in which the Premises are located.

     11.15 Separability; Construction and Interpretation. If any Lease term or provision or the application thereof to any person or circumstance is invalid or unenforceable, the remainder of this Lease, or the application of the term or provision to other persons or circumstances shall not be affected, and the Lease shall be valid and be enforced to the fullest extend permitted by law. If any Lease provision is capable of two constructions, then the provision shall have the meaning which renders it valid.

     11.16 When Lease Becomes Binding; Entire Agreement. Landlord's employees or agents have no authority to make or agree to make a lease or any other agreement or undertaking, and the submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery by both Landlord and Tenant. All negotiations, considerations, representations, and understandings between Landlord and Tenant are incorporated herein, and no oral statements or prior or contemporaneous written matter, whether by the parties or otherwise, which is not specifically incorporated herein shall be of any force or effect. In entering into this Lease, Tenant relies solely upon the representations and agreements contained herein. This Lease shall not be modified except by writing executed by both parties and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

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     11.17 Execution. This Lease may be executed in any number or original counterparts. Each fully executed counterpart shall be deemed an original for all purposes.

     EXECUTED AS A SEALED INSTRUMENT

LANDLORD:


Witness                            Zouhair Ali Hassan, as he is Trustee as
Print Name:_______________________        aforesaid and not individually

                                          TENANT:
                                          GEERLINGS & WADE, INC.


                                   By:_________________________________
Witness                         Jay L. Essa, its duly authorized
Print Name:_______________________         President

                                          GEERLINGS & WADE, INC.


                                   By:_________________________________
Witness                         David R. Pearce, its duly authorized
Print Name:_______________________         Treasurer

                                   __________________________________

             (attach corporate vote authorizing execution by the above officers)

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                                   EXHIBIT A

                               DEMISED PREMISES

                                   EXHIBIT B

                       LEGAL DESCRIPTION OF THE PROPERTY



     Two certain parcels of land with the buildings and improvements thereon known as and numbered 216 - 218 Newbury Street, Boston, Suffolk County, Massachusetts described as follows:

Parcel 1

A certain parcel of land with the buildings thereon in the City of Boston, County of Suffolk and Commonwealth of Massachusetts, located at what is now commonly known as 216 Newbury Street, in said Boston, bounded and described as follows:

Beginning at a point two hundred sixty-one (261) feet Westerly from Exeter Street, and running thence

WESTERLY        by Newbury Street, twenty-three (23) feet; thence

SOUTHERLY       by a line running through the brick partition wall, one hundred twelve (112) feet to a passageway sixteen (16) feet wide; thence

EASTERLY        By said passageway twenty-three (23) feet;
                and thence

NORTHERLY       one hundred twelve (112) feet to the point of beginning

Also that portion of said passageway between the side lines of said lot extended Southerly eight (8) feet.

Parcel 2

A certain parcel of land with the buildings thereon in the City of Boston, County of Suffolk and Commonwealth of Massachusetts, located at what is now commonly known as 218 Newbury Street, in said Boston, bounded and described as follows:

Beginning on Newbury Street at a point two hundred and eighty-four (284) feet westerly from Exeter Street and running thence

WESTERLY        On Newbury Street twenty-three (23) feet;

SOUTHERLY       through the center of the brick partition wall one hundred twelve (112) feet to a passageway sixteen (16) feet wide;
                thence turning and running

EASTERLY        By said passageway twenty-three (23) feet;

NORTHERLY       through the center of the brick partition wall, one hundred twelve (112) feet to the point of beginning.

Also that portion of said passageway between the said lines of said lot extended Southerly eight feet.

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                                   EXHIBIT C

                                LANDLORD'S WORK

                                     NONE

                                   EXHIBIT D

                                 TENANT'S WORK

                                    1/19/98

- Interior painting

- Repair and possible replacement of wallpaper

- Installation of security system

- Installation of phones and computers

- Other cosmetic repairs as needed

                                   EXHIBIT E

                             RULES AND REGULATIONS



     1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls of the Building shall not be obstructed or encumbered or used for any purpose other than ingress and egress to and from the premises demised to any tenant or occupant.

     2. No awnings or other projections shall be attached to the outside walls or windows of the Building without the prior consent of Landlord. No curtains, blinds, shades, or screens shall be attached or hung in, or used in connection with, any window or door of the premises demised to any tenant or occupant, without the prior consent of Landlord. Any such awnings, projections, curtains, blinds, shades, screens, or other fixtures permitted by Landlord must be of a quality type, design and color, and attached in a manner, approved by Landlord.

     3. No sign, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside or inside of the premises demised to any tenant or occupant or of the Building without the prior consent of Landlord. Interior signs on doors and directory tables, if any, shall be of a size, color and style approved by Landlord.

     4. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed, nor shall any bottles, parcels, or other articles be placed on any window sills.

     5. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors, vestibules or other exterior parts of the Building.

     6. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein.

     7. No tenant or occupant shall mark, paint, drill into, or in any way deface any part of the Building or the premises demised to such tenant or occupant. No boring, cutting or stringing of wires shall be permitted, except with the prior consent of the Landlord, and as Landlord may direct. No tenant or occupant shall install any resilient title or similar floor covering in the Premises demised to such tenant or occupant except in a manner approved by Landlord.

     8. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the premises demised to any tenant or occupant. Bicycles may be stored in racks, if any, furnished for such purpose by Landlord in a common area of the Building. No cooking shall be done or permitted in the Building by any tenant without the approval of Landlord. No tenant or occupant shall cause or permit any unusual or objectionable odors to emanate from the premises demised to such tenant or occupant.

     9. Without the prior consent of Landlord, no space in the Building shall be used for manufacturing, or for the sale of merchandise, goods or property of any kind at auction.

     10. No tenant or occupant shall make or permit to be made, any unseemly or disturbing noises or disturb or interfere with other tenants or occupants of the Building or neighboring buildings or premises whether by the use of any musical instrument, radio, television set or other audio device, unmusical noise, whistling, singing, or in any other way. Nothing shall be thrown out of any doors or windows.

     11. Each tenant or occupant must, upon the termination of its tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such tenant or occupant.

     12. All removal from the Building, or the carrying in or out of the Building or the premises demised to any tenant or occupant, of any safes, freight, furniture, or bulky matter of any description (except Tenant's inventory) must take place at such time and in such manner as Landlord or its agents may determine, from time to time. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of the Building Rules or the provisions of such tenant's or occupant's lease.

     13. No tenant or occupant shall use or occupy, or permit any portion of the premises demised to such tenant or occupant to be used or occupied, as an office for a public stenographer or typist, or for a barber or manicure shop, or as an employment bureau. No tenant or occupant shall engage or pay any employees in the Building, except those actually working for such tenant or occupant in the Building.

     14. Landlord shall have the right to prohibit any advertising by any tenant or occupant which is on the Property or proximate thereto, and which in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon notice from Landlord, such tenant or occupant shall refrain from or discontinue such advertising.

     15. Except consistent with the Permitted Uses hereunder, no Tenant or occupant shall purchase spring water, ice, food, beverage, lighting, maintenance, cleaning towels or other like service, from any company or person not approved by Landlord, such approval not unreasonably to be withheld, excluding meal orders in the normal course of business. Landlord acknowledges and agrees that notwithstanding the foregoing sentence, Tenant is permitted to engage in the purchase, use and retail sale of the foregoing items in connection with its Permitted Uses.

     16. Landlord reserves the right to exclude from the Building, between the hours after 11:00 p.m. and before 8:00 a.m. on business days (and after 10:00 p.m. on Saturdays and Sundays ) and at all hours on all other days, all persons who do not present a pass to the Building signed by the Landlord. Landlord will furnish passes to persons for whom any tenant or occupant requests such passes. Each tenant or occupant shall be responsible for all persons for whom it requests such passes and shall be liable to Landlord for all wrongful acts of such persons.

     17. Each tenant or occupant, before closing and leaving the premises demised to such tenant or occupant at any time, shall see that all entrance doors are locked and windows closed.

     18. Each tenant or occupant shall, at its expense, provide artificial light in the premises demised to such tenant or occupant for Landlord's agents, contractors, and employees while performing janitorial or other cleaning services and making repairs or alterations in said premises.

     19. No premises shall be used, or permitted to be used, for lodging or sleeping, or for any immoral or illegal purpose.

     20. There shall not be used in the Building, either by any tenant or occupant or by their agents or contractors, in the delivery or receipt of merchandise, freight or other matter, any hand trucks or other means of conveyance except those equipped with rubber tires, rubber side guards and such other safeguards as Landlord may require.

     21. Canvassing, soliciting and peddling in the Building are prohibited and each tenant and occupant shall cooperate in seeking their prevention.

     22. If the premises demised to any tenant or occupant become infested with vermin (caused by Tenant's activities on the Property), such tenant or occupant, at its sole cost and expense, shall cause its premises to be exterminated from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefore as shall be approved by Landlord.

     23. No tenant or occupant shall move, or permit to be moved, into or out of the Building or the premises demised to such tenant or occupant, any heavy or bulky matter (except Tenant's inventory), without the specific approval of Landlord. If any such matter requires special handling, only a person holding a Master Riggers license shall be employed to perform such special handling. No tenant or occupant shall place, or permit to be placed, on any part of the floor or floors of the premises demised to such tenant or occupant, a load exceeding the floor load per square foot which such floor was designed to carry and which is allowed by law. Landlord reserves the right to prescribe the weight and position of safes and other heavy matter, which must be placed so as to distribute the weight.

     24. The requirements of tenants or occupants will be attended to only upon application at the office of the Building. Building employees shall not be required to perform, and shall not be requested by any tenant or occupant to perform, any work outside of their regular duties, unless under specific instructions from the office of the managing agent of the Building.

     25. Tenants or occupants shall prevent the wasteful use of utilities within the premises demised to them.

     26. Locks to premises shall not be changed or added without permission of the Landlord.

     27. There shall be no smoking in the common areas of the Building.

     28. The Landlord shall have the right to make such further reasonable rules and regulations as it deems necessary.